                                                                   Exhibit 10.30


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of February 1, 2000, by and between eUNIVERSE, INC., a Nevada corporation having its principal business office at 101 North Plains Industrial Road, Wallingford, Connecticut 06492 (the "EUI"), SCOTT SMITH (d/b/a POKEMONVILLAGE.COM AND QUAKECITY GAMING NETWORK), an individual having an address at 17316 Woolworth Avenue, Omaha, Nebraska 68130 (the "Seller").

                                   WITNESSETH:

         WHEREAS, EUI desires to purchase and Seller desires to sell all of the assets of the on-line interactive entertainment business known as PokemonVillage.com, that is presently operated through the URL:
http://www.pokemonvillage.com and QuakeCity Gaming Network, that is presently operated through the URL: http://www.quakecity.net at the (collectively, the "Business").

         NOW, THEREFORE, for and in consideration of the premises and of the agreements and covenants herein contained, the parties hereby agree as follows:

1. DEFINITIONS

         As used herein, the following terms shall have the following meanings unless the context otherwise requires:

         1.1 "ASSETS" shall mean all of the assets listed at Schedule 1.1.

         1.2 "ASSUMED LIABILITIES" shall mean those certain contractual obligations of the Seller and assumed by EUI, as set forth at Schedule 1.2.

         1.3 "CLOSING" shall mean the consummation of the transactions contemplated herein, as described in Section 9 hereof.

         1.4 "CLOSING DATE" shall mean the actual date that all of the Closing conditions are satisfied or waived, unless otherwise agreed between the parties.

         1.5 "CONSENT(S) TO ASSIGNMENT" shall mean (each of) the written consent(s) and estoppel certificate(s) of the lessor(s) or obligee(s) with respect to Seller's assignment to EUI of the Assumed Liabilities, in form and substance satisfactory to EUI and its counsel.

         1.6 "FINANCIAL INFORMATION" shall mean the financial information of Seller attached at Schedule 1.6.

         1.7 "PREMISES" shall mean, collectively, the premises at which the Business is located.

         1.6 "PURCHASE PRICE" shall mean the purchase price payable by EUI pursuant to Section 2.2 hereof.





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         1.7 "REAL PROPERTY" means all leasehold interest in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, or are leased, used or held for use by the Seller in connection with the Business.

2. PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE. Except as otherwise expressly set forth in this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to EUI and EUI agrees to purchase and accept from the Seller, all right, title and interest in and to all of the Assets of the Business.

         2.2 PURCHASE PRICE.

                  (a) AMOUNT. Purchase Price. The purchase price for the Purchased Assets shall be Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Purchase Price") payable in shares of common stock of EUI (the "EUI Shares"), as determined in Section 2.2(b) below.

                  (b) CALCULATION AND PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be calculated and payable as follows:

                  (i) On the Closing Date, EUI shall pay to Seller the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in EUI Shares at a share price equal to $5.73 per share (the "Payment").

         No fractional shares of EUI Shares will be issued, no cash will be paid in lieu of fractional shares, and the total number of EUI Shares issued to Seller shall be rounded to the nearest whole number.

         2.3 WEB SITE AND DOMAIN NAMES. Upon execution of this Agreement, EUI shall deliver to Seller a computer server. Within seven (7) days of receipt of the computer server, Seller shall transfer all contents in electronic format used to operate the Business onto such server and return the such server to EUI at the address set forth above. Seller and EUI shall take all action needful or necessary to transfer all domain names for the Business to EUI with full title, free and clear of any encumbrances on or before 30 days following the Closing.

3. ASSUMPTION OF LIABILITIES

         3.1 ASSUMPTION OF LIABILITIES. Seller hereby assigns, conveys, sets over and transfers to EUI all of Seller's interest in the Assumed Liabilities, together with all of Seller's right, title and interest therein, and Seller represents and warrants that it has the authority to do so. EUI hereby accepts from Seller such transfer and assignment of the Assumed Liabilities, for the duration of their respective terms. EUI agrees to be bound by the terms of the Assumed Liabilities and to keep, perform and fulfill all of Seller's obligations thereunder arising after the Closing, subject to the following conditions at
Closing:




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


                  (a) no event of default by Seller has occurred and is continuing with respect to any of the Assumed Liabilities; and

                  (b) Seller shall have fully and timely performed all of its obligations under this Agreement.

         3.2 NO FURTHER ASSUMPTION. The parties acknowledge and agree that this is a sale of all assets and that, except as otherwise specifically set forth in this Section 3, EUI shall neither assume nor be liable for any contracts, debts, warranties, obligations, undertakings or liabilities whatsoever of the Seller, and Seller shall remain solely liable for any and all claims against the Business or its assets and all liabilities and accounts payable arising out of Seller's operation of the Business, acts or omissions prior to the Closing. EUI shall be responsible for claims, liabilities and accounts payable arising out of EUI's operation of the Business, acts or omissions after the Closing.

         3.3 OTHER INSTRUMENTS. Each party agrees from time to time to execute and deliver to the other party (or its designee) such other documents, instruments and writings as may be reasonably requested by either party or its counsel to give full effect to the transaction described in this Agreement.

4. SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller hereby represents and warrants to EUI, as of the date hereof, as follows:

         4.1 DUE AUTHORIZATION. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, fully enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller; or (ii) except where consent is required and obtained, result in any breach of or default under any mortgage, lease, promissory note, contract, purchase order, indenture, trust or other instrument or written agreement which is either binding upon or enforceable against the Seller.

         4.2 NO DEFAULT. Seller is not in default with respect to any material liabilities or material obligations, including without limitation the Assumed Liabilities, which are related to the Assets or the Business, and all such liabilities or obligations incurred or accrued have been paid and discharged as they become due and all such liabilities and obligations have been, as of and through the Closing Date, incurred in the ordinary course of business. All taxes, wages, utilities, rent on the Premises and other accounts payable in connection with the Seller's operation of the Business through the Closing are current and not past due.

         4.3 LICENSES AND REGULATIONS. Seller is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, the Premises and the operation of the Business, to its knowledge. Seller has not received any notice of violation of any applicable zoning regulation, ordinance, regulation or requirement relating to its operations or





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properties, whether owned or leased, and to the best of Seller's knowledge, there is no such violation or grounds therefor which could adversely affect the operation of the Business.

         4.4 TITLE TO ASSETS. Seller is the sole and exclusive owner of and has good and marketable title to all of the Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever, except for the Assumed Liabilities, if any.

         4.5 FINANCIAL INFORMATION CORRECT. As of the dates and for the periods indicated thereon, the Financial Information (i) is correct and complete in all material respects; (ii) is in accordance with the books and records of the Seller; and (iii) present fairly the financial condition and results of operations of the Business. Since the date on the Financial Information, and as of the date hereof, there has not been any material change in the financial condition, results of operations, Assets, liabilities (including without limitation the Assumed Liabilities) or business condition of the Seller or the Business which could have a material, adverse effect on the Assets, the Assumed Liabilities, the Business or financial condition of the Seller.

         4.6 NO LITIGATION. There are no existing suits, governmental proceedings, or litigation pending or threatened against the Seller or its properties which could materially affect the Assets, the Business, the Premises, or the financial condition of Seller. Seller has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Seller.

         4.7 TAXES AND FEES. The Seller has paid or adequately provided for any and all taxes, license fees, or other charges levied, assessed, or imposed upon any of the Assets, the Premises, or other Business property of the Seller; and Seller has filed all tax returns and reports required by federal, state and local tax authorities; the returns so filed are correct, true and complete; and the Seller is not involved in any dispute with any tax authority nor has it received any notice of any deficiency, audit or other indication of deficiency from any tax authority, not otherwise disclosed to EUI in writing.

         4.8 BOOKS AND RECORDS. All books and records of Seller which have been provided to EUI for inspection are true, correct and complete, and contain no material omission with respect to the Business or operations or status of the Seller or the Assets.

         4.9 POWERS OF ATTORNEY. The Seller states that there are no persons holding a power of attorney on behalf of the Seller that would enable such persons to sell any of the Business.

         4.10 NO REGISTRATION UNDER THE SECURITIES ACT. The Seller understands that EUI Shares to be issued to the Seller under this Agreement have not been and will not be registered under the Securities Act of 1933 (the "Securities Act") in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of EUI stock are registered or qualify for exemption from registration under the Securities Act.

         4.12 INVESTMENT. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the Seller's investment in EUI






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Shares being acquired hereunder. The Seller understands and is able to bear any economic risks associated with such investment. The Seller acknowledges that the Seller has had the opportunity ask questions to the officers and management of EUI about the business and financial condition of EUI. EUI Shares being issued to the Seller hereunder are being acquired by the Seller in good faith solely for his own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such EUI Shares shall not be offered for sale, sold or otherwise transferred by the Seller without either registration or exemption from registration under the Securities Act or applicable state securities laws. No EUI Shares were offered to the Seller by means of publicly disseminated advertisements or sales literature.

5. EUI'S REPRESENTATIONS AND WARRANTIES

         EUI represents and warrants to Seller as follows:

         5.1 ORGANIZATION. EUI is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and has full corporate power, ability and authority (i) to enter into this Agreement and (ii) to carry out the other transactions and agreements contemplated hereby.

         5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of EUI. This Agreement has been duly executed and delivered by EUI and is a valid and binding obligation of EUI, fully enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of EUI's charter or bylaws, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against EUI; or (ii) result in any breach of or default under any material mortgage, contract, agreement, indenture, trust, written agreement or other instrument which is either binding upon or enforceable against EUI.

         5.3 NO LITIGATION. There are no existing suits, governmental proceedings, or litigation pending or threatened against EUI or its properties which could materially affect the financial condition of EUI. EUI has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against EUI.


6. SURVIVAL AND INDEMNIFICATION

         6.1 SURVIVAL. All representations, warranties, agreements and covenants made and given herein shall survive the execution and delivery of this Agreement and the Closing.

         6.2 INDEMNIFICATION. Seller shall indemnify, defend and save EUI harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by EUI, its successors or assigns, arising from (i) any untruthfulness of any representation made by the Seller in this Agreement or in any document delivered to EUI by or on behalf of Seller pursuant to this







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


Agreement, or (ii) breach of any covenant or warranty of the Seller contained in this Agreement or in any document delivered to EUI by or on behalf of Seller pursuant to this Agreement. EUI shall notify the Seller promptly of any written actions, claims or demands against EUI of which the Seller is responsible hereunder. Each party shall cooperate fully with the other, and the Seller shall control such defense and the right to litigate, settle, appeal (provided it pays the cost of any required appeal bond), compromise or otherwise deal with any such claim or resulting judgment; provided that such settlement, compromise or other resolution of such claim does not result in any liability to EUI.

         6.3 BROKERS. No finder, broker, agent or other intermediary has acted for or on behalf of the Seller or EUI in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

         6.4 BULK TRANSFER ACT. While not acknowledging the applicability of the Bulk Transfers provision of the Connecticut Uniform Commercial Code ("Bulk Sales Act"), the parties do nevertheless agree as follows:

                  6.4.1 EUI does hereby waive the provisions of the Bulk Sales Act regarding Seller's duties as same may apply to this transaction.

                  6.4.2 The Seller does hereby agree to indemnify and hold EUI harmless on account of any loss or damage which EUI may incur or sustain on account of the above waiver, including reimbursement of EUI's reasonable attorney's fees.

7. CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date.

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

         8.1 Conditions Precedent to the Obligations of EUI. The obligations of EUI to effect the transactions contemplated herein are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by EUI in writing:

                  (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not have a material adverse effect on the Business.

                  (b) From the date of this Agreement through the Closing Date, Seller shall not





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have suffered any change that has had a net effect greater than Two Thousand
Dollars ($2,000.00) on the Business, or the financial condition, assets, liabilities or earnings of Seller (a "Material Adverse Change") in the Business or the assets, operations or financial condition of Seller (other than changes relating to the transactions contemplated by this Agreement).

                  (c) Seller shall have performed all obligations and covenants and conditions required to be performed by it under this Agreement at or prior to the Closing Date.

                  (d) Seller shall have no outstanding debt other than reasonable and customary accounts payable incurred in the ordinary course of business and what is incurred as a result of the consummation of the transactions contemplated by this Agreement.

                  (e) Seller shall have Two Thousand Dollars ($2,000.00) excess of current assets over current liabilities as shown on Seller's Financial Information as of the Closing Date prepared in accordance with GAAP.

                  (f) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to EUI, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                  (g) Seller shall state, and reaffirm as of the Closing Date, that the materials, including current financial statements, prepared and delivered by EUI to Seller, have been read and understood by Seller, that it is familiar with the business of EUI, that it is acquiring the EUI Shares under
Section 4(2) of the Securities Act, commonly known as the private offering exemption of the Securities Act, with the intent of holding such EUI shares for investment, and not with a view to, or for resale in connection with, any transfer or distribution of such EUI shares or any portion thereof, and that the EUI Shares are restricted and may not be resold, except in reliance on an exemption under the Securities Act.

         8.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to effect the transactions contempleted herein are subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Seller in writing:

                  (a) The representations and warranties of EUI set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not have a material adverse effect on EUI.

                  (b) From the date of this Agreement through the Closing Date, EUI shall not have suffered any adverse changes in its business, operations or financial condition which are material to EUI (other than changes generally affecting the industries in which EUI operates, including changes due to actual or proposed changes in law or regulation).

                  (c) EUI shall have materially performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (d) EUI shall have furnished Seller with copies of (i) resolutions duly adopted by its Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) to the extent required pursuant to EUI's charter or bylaws, resolutions duly adopted by the holders of the EUI Shares approving the issuance of the EUI Shares, such resolutions to be certified by the Secretary or Assistant Secretary of EUI.

                  (e) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by Seller or counsel to Seller, and Seller or such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

9. CLOSING

         9.1 DATE AND PLACE OF CLOSING. The Closing shall take place at the offices of Martin, Lois & Gasparrini, LLC, 1177 Summer Street, Stamford, Connecticut 06905. The Closing shall be effective as of 12:01 a.m. Stamford, Connecticut on February 1, 2000.

         9.2 SELLER'S OBLIGATIONS AT CLOSING. Seller shall deliver to EUI:

                  (a) at the time of Closing, executed bills of sale and other instruments in a form satisfactory to EUI and its counsel as may be necessary to transfer all of the Assets to EUI and to consummate the transactions called for by this Agreement;

                  (b) at the time of Closing, Consent(s) to Assignment of the Assumed Liabilities;

                  (c) at the time of Closing, an executed employment agreement substantially in the form attached hereto as Exhibit "A".

                  (d) at the time of Closing, an executed domain name transfer agreement substantially in the form attached hereto as Exhibit "B".

                  (e) at the Closing, Seller shall deliver to EUI, a certificate signed by Seller certifying that the representations and warranties of Seller set forth in this Agreement are true and correct as of the date of this Agreement.

                  (f) at the Closing, Seller shall deliver to EUI, a certificate signed by Seller supporting the private offering exemption under Section 4(2) of the Securities Act.

         9.3 EUI'S OBLIGATIONS AT CLOSING. At the time of Closing, EUI shall deliver to Seller:






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                  (a)      the Payment;

                  (b) copies of resolutions adopted by the board of directors and the compensation committee of EUI authorizing the transactions contemplated by this Agreement, certified in each case as of the Closing Date by a secretary or assistant secretary of EUI.

                  (c) at the Closing, EUI shall deliver to Seller, a certificate signed by a duly authorized officer of EUI certifying that the representations and warranties of EUI set forth in this Agreement are true and correct as of the date of this Agreement.

10. GENERAL PROVISIONS

         10.1 NO WAIVERS. Neither party shall be deemed to waive any of its rights, powers or remedies hereunder unless such waiver is in writing and signed by said party. No delay or omission by either party in exercising any of said rights, powers or remedies shall operate as a waiver thereof. Nor shall a waiver signed by either party of any breach of the covenants, conditions or agreements binding on the other party on one occasion be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or agreement herein contained.

         10.2 ARBITRATION. Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in Fairfield County, Connecticut, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         10.3 ASSIGNMENT. Neither party may assign any portion of this Agreement, voluntarily or involuntarily, including without limitation by operation of law or by merger in which such party does not survive. Any attempt to do so shall be null and void. No person or entity not a party hereto shall have any interest herein or be deemed a third party beneficiary hereof, and nothing contained herein shall be construed to create any rights enforceable by any other person or third party.

         10.4 PARTNERSHIP. Nothing herein contained shall be construed as creating a partnership or joint venture by or between the parties.

         10.5 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         10.6 SEVERABILITY. Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.





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         10.7 TIME OF ESSENCE. Time is of the essence of this Agreement.

         10.8 CAPTIONS HEADINGS. Captions and paragraph headings used in this Agreement are for convenience only and shall not be used to interpret any provision hereof.

         10.9 ENTIRE AGREEMENT. This Agreement, together with Schedules and Exhibits identified herein, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral, and may be amended or modified only by an instrument in writing signed by both parties.

         10.10 NOTICES. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed, in the case of Seller, as follows:

                  Scott Smith
                  17316 Woolworth Avenue
                  Omaha, Nebraska 68130

and, in the case of EUI, as follows:

                  eUniverse, Inc.
                  101 North Plains Industrial Road
                  Wallingford, CT 06492
                  Attn: President

or to such other addresses of which the parties have been advised in writing by any of the above-described means. Personal delivery to Seller or to EUI or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. The following shall also constitute receipt: (i) a party's rejection or other refusal to accept notice, and (ii) the inability to deliver to a party because of a changed address of which no notice has been received by the other party. Notwithstanding the foregoing, no notice of change of address shall be effective until ten (10) days after the date of receipt thereof. This Section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided.

         10.11 REMEDIES CUMULATIVE AND NONEXCLUSIVE. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative, nonexclusive and in addition to, but not in lieu of, any other remedies available to either party at law, in equity, or otherwise.

         10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without giving effect to any principles of conflicts of law.






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         10.13 PRONOUNS. Pronouns used herein shall be construed as masculine, feminine, or neuter, and both singular and plural, as the context may require, and the term "person" shall include an individual, corporation, association, partnership, trust, and other organization.

         10.14 REFERENCES TO OTHER DOCUMENTS. All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

         10.15 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, each party has executed or caused its duly authorized officer to execute this Agreement the day and year first above written.

                                       EUNIVERSE, INC.




                                       By /s/ Brad D. Greenspan
                                         -----------------------------
                                          Name:  Brad D. Greenspan
                                          Its:   Chairman of the Board


                                          /s/ D. SCOTT SMITH
                                          -----------------------------
                                              D. SCOTT SMITH





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